[LETTERHEAD OF GATEWAY BANK & TRUST COMPANY]



March 16, 2007


American Consumers, Inc.
55 Hannah Way
Rossville, GA  30741

Gentlemen:

Gateway Bank & trust (the "Bank") is pleased to approve your loan request to provide a credit facility, not to exceed a total of $980,000.00, consisting of:

     A)   A term loan (the "Term Loan") in an amount not to exceed
          $180,000.00 to refinance company installment debt owned to Northwest Georgia Bank; and

     B) A Revolving line of credit (the "Revolver"), in the maximum amount of $800,000.00, to provide short-term cash flow needs while replacing a similar line at Northwest Georgia Bank.

The Term Loan and the Revolver shall be subject to the terms and conditions set for herein.

(1)  Borrower:

     The "Borrower" on both the Term Loan and the Revolver shall be American Consumers, Inc., doing business as Shop Rite.

(2)  Basic terms of the Term Loan:

     (a)  The term shall be 5 years.

     (b) Interest shall accrue at a variable rate based on the Prime Rate as set forth in the Wall Street Journal. Today, that rate is 8.25%, and the rate shall change monthly with changes in the Prime Rate.

     (c) Monthly payments of principal and interest will be based on a 5-year amortization period.


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(3)  Basic terms of the Revolver:

     (a)  The term shall be 12 months.

     (b) Interest shall accrue at a variable rate based on the Prime Rate as set forth in the Wall Street Journal. Today, that rate is 8.25%, and the rate shall change monthly with changes in the Prime Rate.

     (c) Monthly payments of interest only shall be due and payable monthly, whenever any amount shall be outstanding under the Revolver.

     (d) A borrowing base certificate is to be submitted to the bank on a quarterly basis, with said certificate to be provided to you by the bank. At no time shall the balance of the line exceed 40% of eligible inventory; should the line balance exceed 40% of eligible inventory, the bank will allow a 15 day cure period for the imbalance to be corrected by the Borrower.

(4)  Origination Fees:

     Borrower shall pay to Bank at closing of the Term Loan & Revolver, an origination fee equal to 0.60% of the note amount of both credits.

(5)  Use of Proceeds and Advances:

     (a) The proceeds of the Term Loan shall be used to payoff similar debt at Northwest Georgia Bank.

     (b) Any advance under the Revolver shall be used for short-term cash needs in the normal course of business and to payoff a line at Northwest Georgia Bank.

(6)  Collateral:

     The Term Loan and the Revolver shall be secured by a first priority assignment of all of the Borrower's accounts receivable, cash flow, accounts, inventory, furniture, fixtures, equipment, machinery, leasehold improvements, computers, office equipment, cash registers, and generally all business assets now owned or hereafter acquired. The bank will also take an Assignment of a $300,000.00 CD, currently held at Northwest Georgia Bank, to be held at GWBT upon maturity of the CD on July 1, 2007, as additional collateral. The Term Loan and the Revolver shall be cross-defaulted and cross-collateralized. Personal guaranties of Michael Richardson and P.R. Cook also required.


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(7)  Documentation Expenses/Closing Costs:

     The Borrower shall pay all fees and expenses incurred by the Bank in properly documenting the facility identified herein, as well as all other fees and expenses incurred by the Bank, including, but not limited to, attorney's fees, appraisal fees, title insurance premiums, environmental assessments, survey costs, engineering and inspection fees (where applicable). Borrower shall pay all such expenses incurred, whether or not the Term Loan or the Revolver closes.

(8)  Loan Conditions and Covenants:

     (a) The Borrower shall provide to the Bank quarterly financial statements, certified by the Chief Financial Officer of the Borrower, within forty-five (45) days after the end of each calendar quarter, which statements shall include balance sheets, quarterly and year-to-date income statements, detailed Accounts Payable and Inventory listings, and any other information requested by the Bank.

     (b) The Borrower shall provide to the Bank annual financial statements, audited by an independent certified pubic accounting firm acceptable to the Bank, within ninety (90) days after the end of each calendar year, which statements shall include balance sheets, income statements, and any other information requested by the Bank.

     (c) The Borrower shall adhere to the conditions of the borrowing base certificate, as discussed in the terms section of the Revolver herein.

     (d) The Borrower shall not enter into any debt obligation, loan or lease arrangement, with a value of $50,000.00 or greater without the bank's prior consent, which will not be unreasonably withheld.

     (e) The Borrower shall make the Bank its primary bank of account, as evidenced by operating accounts, reserve accounts, and other ancillary bank products as needed.

(9)  Expiration:

     This commitment shall be null and void unless a copy of the same, executed by the Borrower is returned to the Bank within ten (10) days hereof. Thereafter, the commitment shall expire with no obligation to the Bank.

(10) Additional Requirements:

     (a) Receipt of appropriate resolutions and/or other such documentation satisfactory to the Bank's legal counsel expressly authorizing the execution of all required loan documents.


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     (b)  Evidence of general and professional liability and workman's comprehensive insurance coverage on all the facilities and activities of the Borrower, as well as hazard insurance coverage.

     (c) The accuracy of all information, representations, and materials submitted with or in support of the application for this credit facility, and the failure of the accuracy thereof or any material change therein, shall, at the option of the Bank, operate to terminate this commitment and all of the Bank's obligations hereunder.

     (d) Continuing compliance and performance by the Borrower with all of the conditions and requirements set forth herein.

     (e) Continuing compliance with all applicable laws and regulations now, or hereafter relating to this credit facility and to the operations of the Borrower's business as currently conducted.

     (f) Neither this commitment nor the loan proceeds shall be assigned by the Borrower without prior written consent of the Bank, and any attempt at such assignment without the Bank's consent shall be void.

     (g) No change in the provisions of this commitment shall be binding unless in writing and executed in the name of, and by an authorized officer of, the Bank.

     (h) Except as may be prohibited by applicable laws and regulations, the Borrower shall establish and maintain cash management services for all of its operations and san facilities through the Bank.

This letter sets forth the general terms and conditions of the credit facility, but is not intended to be exhaustive. The collateral documents to be executed shall contain the agreements and requirements set forth herein, and may also contain such other agreements, covenants, and requirements as may be required by the Bank and/or determined by the Bank's legal counsel to be necessary to evidence the Term Loan, the Revolver, and the Bank's security interests.

Please indicate your acceptance of the terms and conditions set forth herein, subject to the negotiation and execution of mutually acceptable definitive agreements embodying such terms and conditions, by signing and returning a copy of this commitment letter.

Sincerely,

/s/ R. Shawn Rogers

R. Shawn Rogers
Sr. Vice President


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We hereby accept the above terms and conditions as proposed, subject to the negotiation and execution of mutually acceptable definitive agreements on substantially the terms set forth herein, this 22nd day of March, 2007.
                                               ----        -----


                             American Consumers, Inc.


                             By:  /s/ Paul R. Cook
                                 ----------------------------
                             Name:  Paul R. Cook
                                   --------------------------
                             Title:  Executive Vice President
                                    -------------------------